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REVOCABLE PROXY             HARTSVILLE BANCSHARES, INC.             EXHIBIT 99.1
                         SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 23, 1996

         The undersigned hereby appoints Joseph H. Crabtree, Sr. of Hartsville Bancshares, Inc. ("HBI") or any successors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the Common Stock of HBI which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting"), to be held at HBI's main office, 328 Broadway, Hartsville, Tennessee, on Monday, December 23, 1996, at --:-- a.m. and at any and all adjournments thereof, as follows:

1. The approval of the Agreement and Plan of Merger, as amended (the "Agreement"), by and between HBI and First American Corporation ("First American") which provides for the merger of HBI with and into First American (the "Merger") pursuant to which (i) shareholders of HBI will receive for each share of HBI's common stock, $10.00 par value (the "HBI Common Stock"), the number of shares of common stock of First American; $5.00 par value ("FAC Common Stock"), determined in accordance with the Agreement and cash in lieu of any fractional share.

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

2. The adjournment of the Meeting to a later date, if necessary, to solicit additional proxies in the event insufficient shares are present in person or by proxy at the Meeting to approve the Agreement, all as more fully described in the Prospectus/Proxy Statement herewith.

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS
IS PRESENTED AT THE MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE
WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of HBI at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from HBI prior to the execution of this proxy of the Notice of Meeting and the Prospectus/Proxy Statement. The undersigned hereby revokes any and all proxies heretofore given, with respect to the undersigned's shares of HBI Common Stock.



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                                        Dated:                , 1996
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                                        -----------------------------
                                           Print Name of Shareholder


                                        -----------------------------
                                            Signature of Shareholder

                                        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                        ON THIS CARD. WHEN SIGNING AS ATTORNEY,
                                        EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                        GUARDIAN, PLEASE GIVE YOUR FULL TITLE.
                                        IF SHARES ARE HELD JOINTLY, EACH HOLDER
                                        SHOULD SIGN.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.




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